UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2020 (January 10, 2020)

BUILDERS FIRSTSOURCE, INC.

(Exact Name of Registrant as Specified in its Charter)

0-51357	Delaware	52-2084569
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2001 Bryan Street, Suite 1600, Dallas, Texas 75201

(Address of Principal Executive Offices)

(214) 880-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	BLDR	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 10, 2020, M. Chad Crow notified our Board of Directors (the “Board”) of his decision to retire as President and Chief Executive Officer of Builders FirstSource, Inc. (the “Corporation”) during 2020 after assisting the Board in hiring his replacement. Mr. Crow has agreed to continue with the Corporation in a consulting capacity for a period of time following the appointment of a new Chief Executive Officer to assist in the transition.

The Board has retained a leading global executive search firm to help identify a successor.

A copy of our press release announcing Mr. Crow’s planned retirement as President and Chief Executive Officer of the Corporation in 2020 is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits

(d)Exhibits

The following exhibit is filed as part of this report:

Exhibit

No.Description

99.1*	News release issued on January 13, 2020 reporting the planned retirement of the Corporation’s chief executive officer in 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

_______

* Incorporated by reference and not filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILDERS FIRSTSOURCE, INC.

Date: January 13, 2020	By:	/s/ Donald F. McAleenan
	Name:	Donald F. McAleenan
	Title:	Senior Vice President, General Counsel and Secretary